IDENTIVE GROUP ANNOUNCES FOURTH QUARTER AND FISCAL 2012 RESULTS

Strengthening revenue trend and continued expense reductions drive return to positive adjusted EBITDA

SANTA ANA, Calif. and ISMANING, Germany, March 7, 2013 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the identification, security and RFID industries, today announced results for the fourth quarter (Q4) and year ended December 31, 2012.

Q4 2012 Highlights:

·	Record quarter for NFC and RFID transponder sales

·	Improved smart card reader market in Europe and strong demand in Asia

·	22% reduction in base operating expenses compared to fourth quarter 2011, further lowering breakeven point

·	Return to profitability on adjusted EBITDA basis - year over year improvement of $1.0 million

·	Cash of $7.4 million at year end

“The strengthening trend we saw beginning late in Q3 continued through Q4 with increased order flow and improved traction in much of our business. Pent up demand following the resumption of delayed customer projects, plus several new orders, drove NFC and RFID transponder sales in Q4 to more than double from the previous quarter and grow 34% year over year. It was particularly good to see improved order activity in Europe after several difficult quarters, and we also saw strong demand from a variety of our markets in Asia. Our U.S. Government sales remained stable and we have seen an increase in program activity at the state level,” stated Ayman S. Ashour, CEO and chairman of Identive. “Our improved revenue performance combined with further reductions in base operating expenses allowed us to return to profitability on an adjusted EBITDA basis in Q4, and at a higher level than in the past.”

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Q4 Results

As reported in accordance with U.S. generally accepted accounting principles (GAAP), Q4 2012 revenues were $26.6 million, down 5% from $27.9 million in Q4 2011. By segment, Identity Management Services and Solutions (Identity Management) revenues were $13.4 million and ID Products revenues were $13.2 million in Q4 2012.

GAAP gross profit margin was 39% in Q4 2012, compared with 41% in Q4 2011, reflecting a higher mix of product revenues versus systems and services. Total base operating expenses (consisting of research and development, sales and marketing, and general and administrative expenses) were $10.5 million in Q4 2012, down 22% from $13.4 million in Q4 2011 as a result of cost reductions implemented under the restructuring plan the Company initiated in June 2012 and from ongoing initiatives to improve the efficiency of the business.

In Q4 2012, Identive recorded GAAP net income of $0.2 million, or $0.00 per share in Q4 2012, compared with net loss of $(2.6) million, or $(0.05) per share in Q4 2011. Net income in Q4 2012 includes a $1.4 million benefit for income taxes mainly related to impairment charges taken earlier in the year.

On a non-GAAP basis, gross profit margin was 41% in Q4 2012, compared with 43% in Q4 2011. Non-GAAP net income was $0.6 million, or $0.01 per share in Q4 2012, compared with non-GAAP net loss of $(1.2) million, or $(0.02) per share in Q4 2011. Adjusted EBITDA was $1.2 million in Q4 2012, compared with $0.2 million in Q4 2011.

Non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net loss and net loss per share all exclude various items that are detailed in the financial table and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Cash and cash equivalents were $7.4 million at December 31, 2012 and reflected proceeds of $6.9 million from a secured loan facility and a $3.6 million increase in working capital during the quarter. This compares with $6.3 million of cash and cash equivalents (net of restricted cash) at September 30, 2012.

Outlook for Q1 and Full Year 2013

Commenting on management’s outlook, Ashour said, “The positive demand trends we saw in Q4 are continuing, setting the stage for a favorable outlook for 2013. Our transponder production is booked at full capacity through the middle of Q2 and new sales activity remains strong for NFC tags, SmartCore card technology and RFID products for electronic payment, ticketing, M2M and ID applications. We continue to extend our activities in the payment sector with new customer contracts and additional applications. The U.S. budget sequestration introduces uncertainty and potential disruption into our otherwise stable U.S. Government business, but we believe any effects would be confined to the near term as the majority of programs we address are mandate-driven and tied to security initiatives.”

Based on its current expectations, management expects revenues of $22.0 million to $24.0 million in the first quarter of 2013, which is seasonally the weakest of the year, and further expects non-GAAP, adjusted EBITDA of $ (1.5) million to (0.75) million. For full year 2013, management expects revenues of $105.0 million to $115.0 million and non-GAAP, adjusted EBITDA of $4.0 million to $6.0 million.

Full Year 2012 Results

Commenting on 2012 full year results, Identive’s CFO, David Wear said, “2012 was a challenging year as economic austerity measures impacted Citizen ID programs in Europe and contributed to a 25% drop in sales in the region. Customer project deferrals also impacted sales of our transponder products for the first three quarters. We took action in June to accelerate expense reduction and lowered our breakeven point by taking out more than $6 million in costs. At the same time, we increased our R&D investment and made significant progress in the development of core identification technologies as well as new and enhanced offerings to drive future sales. We entered 2013 with a leaner operating model and a stronger portfolio of products and solutions for Secure ID.”

Revenue for the full year 2012 was $94.6 million, down 8% from $102.7 million in 2011. Revenue from Identive’s Identity Management services and solutions segment was $54.1 million in 2012, down 4% from $56.5 million in 2011 primarily as a result of the completion of a large European Citizen ID program in the previous year, for which there were no new orders in 2012. Revenue from the Company’s ID Product segment was $40.4 million, down 13% from $46.2 million in 2011 as a result of weaker demand for the Company’s smart card readers for Citizen ID programs in Europe and deferrals of transponder product orders.

These factors were partially offset by stronger sales of smart card readers to the U.S. government market to enable cyber security programs in 2012.

Including the effect of significant non-cash impairment charges and associated adjustments recorded in the second and third quarters of the year, GAAP net loss in 2012 was $(50.3) million, or $(0.84) per share, of which $(0.76) per share related to impairment. This compares with net loss of $(9.8) million, or $(0.18) per share in 2011.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 9:00 AM Eastern Time, which can be accessed by dialing 888.771.4371 (toll free within the U.S.) or +1 847.585.4405 (for international callers) and using pass code 34372133. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.843.7419 (toll free within the U.S.) or +1 630.652.3042 (for international callers) and using pass code 34372133.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Non-GAAP Financial Measures (Unaudited)

Identive has provided in this release financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net income (loss) and net income (loss) per share. Identive uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Identive’s ongoing operational performance. Identive believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. As noted, the non-GAAP financial results discussed above exclude various items which are detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectations regarding continued demand for our products, solutions and services in 2013, our expectations regarding the successful deployment of and market acceptance of our NFC, cashless payment and cloud-based solutions, our expectations regarding future results, including Q1 and full year 2013 results, and our expectations for future growth and profitability. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, components and services for the secure identification market; to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Contacts:
Darby Dye	Lennart Streibel
+1 949 553-4251	+49 89 9595 5195
ddye@identive-group.com	lstreibel@identive-group.com

– FINANCIALS FOLLOW –

	IDENTIVE GROUP, INC.
	Condensed Consolidated Statements of Operations
	(In thousands, except per share data)
		(Unaudited)

	Three Months Ended (A)				Twelve Months Ended (A)

	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011 (B)

Net revenues	$26,592	$22,945	$27,924	$94,599	$102,708
Cost of revenue	16,214	13,225	16,546	56,163	59,906

Gross profit	10,378	9,720	11,378	38,436	42,802
Operating expenses:
Research and development	1,771	2,019	2,202	8,665	7,025
Selling and marketing	5,010	5,440	6,131	23,988	23,563
General & Administrative	3,681	4,603	5,108	18,218	22,066
Impairment of long-lived assets	-	870	-	24,785	-
Impairment of goodwill	655	4,979	-	27,084	-

Remeasurement of contingent	-	-
consideration			256	(5,657)	510
Restructuring	47	-	-	325	-

Total operating expenses	11,164	17,911	13,697	97,408	53,164

Loss from operations	(786)	(8,191)	(2,319)	(58,972)	(10,362)
Other (expense) income	29	23	7	(106)	262
Interest expense, net	(579)	(379)	(244)	(1,602)	(1,049)
Foreign currency (losses) gains, net	396	(29)	-	288	(398)

Loss before income taxes and non-	(940)	(8,576)	(2,556)	(60,392)	(11,547)
controlling interest
Benefit (provision) for income taxes	1,409	(15)	(224)	6,824	1,326

Consolidated net income (loss)	469	(8,591)	(2,780)	(53,568)	(10,221)

Less: net income (loss) attributable to
non-controlling interest	(292)	678	132	3,232	468
Net income (loss) attributable to
Identive Group, Inc.	$177	$(7,913)	$(2,648)	$(50,336)	$(9,753)

Basic and diluted ncome (loss) per
share attributable to Identive Group,	$0.00	$(0.13)	$(0.05)	$(0.84)	$(0.18)

Inc.
Weighted average shares used to
compute basic and diluted income	60,165	60,033	57,574	59,623	53,748

(loss) per share

(A)	Results for the three and twelve months ended December 31, 2012 include the operating results of acquired companies since their respective dates of acquisition. Results of other periods presented in the table above may not fully include the operating results of these business units; as a result, the amounts in the table are not comparable .

(B)	In connection with the preparation of its annual financial statements for the year ended December 31, 2012, the Company identified an immaterial error related to the accounting of assumed pension plans. As a result, amounts shown in the table above have changed as compared to amounts reported in the Form 10-K for the year ended December 31, 2011. As a result of correcting this error, general and administrative expenses increased by $0.1 million, income tax benefit decreased by $0.1 million, and net loss increased by $0.2 million as compared to the amounts reported in the consolidated statements of operations in the 2011 fiscal Form 10-K.

IDENTIVE GROUP, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2012	2011

ASSETS	(unaudited)	(C)(D)
Current assets:
Cash and cash equivalents	$7,378	$17,239
Accounts receivable, net of allowances	17,261	13,578
Inventories	8,892	9,263
Other current assets	3,659	2,426
Total current assets	37,190	42,506
Property and equipment, net	8,892	6,699
Goodwill	45,270	59,044
Intangible assets, net	11,882	36,001
Other assets	1,671	501
Total Assets	$104,905	$144,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,926	$11,941
Liability to related party	1,552	1,076
Liability for consumer cards	5,811	-
Financial liabilities	4,532	884
Deferred revenue	2,843	2,085
Accrued compensation and related benefits	4,617	3,527
Other accrued expenses and liabilities	6,490	6,249
Total current liabilities	38,771	25,762
Long-term earn-out liability	-	5,663
Long-term liability to related party	6,177	7,303
Long-term financial liabilities	9,795	1,189
Deferred tax liability	120	6,094
Other long-term liabilities	452	1,807
Total liabilities	55,315	47,818
Total equity	49,590	96,933
Total liabilities and stockholders’ equity	$104,905	$144,751

(C)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2012 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

(D)	In connection with the preparation of its annual financial statements for the year ended December 31, 2012, the Company identified an immaterial error related to the accounting of assumed pension plans. As a result, amounts shown in the table above have changed as compared to amounts reported in the Form 10-K for the year ended December 31, 2011. As a result of correcting this error, goodwill increased by $0.6 million, other long-term liabilities increased by $1.2 million, and total equity decreased by $0.5 million as compared to the amounts reported in the consolidated balance sheets in the 2011 fiscal Form 10-K.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information (E)

(In thousands) (unaudited)

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Reconciliation of GAAP gross profit margin and
non-GAAP gross profit margin
GAAP cost of revenue	$ 16,214	$ 13,225	$ 16,546	$ 56,163	$ 59,906
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(11)	(18)	(14)	(47)	(42)
Transition and integration costs	(1)	(137)	62	(239)	(46)
Amortization and depreciation	(505)	(568)	(664)	(2,610)	(2,123)

Total reconciling items included in GAAP cost of
revenue	(517)	(723)	(616)	(2,896)	(2,211)

Non-GAAP cost of revenue	$ 15,697	$ 12,502	$ 15,930	$ 53,267	$ 57,695

Non-GAAP gross profit margin	41%	46%	43%	44%	44%

Reconciliation of GAAP and non-GAAP operating
expenses
GAAP operating expenses	$ 11,164	$ 17,911	$ 13,697	$ 97,408	$ 53,164
Impairment of goodwill	(655)	(4,979)	-	(27,084)	-
Impairment of long-lived assets	-	(870)	-	(24,785)	-
Stock-based compensation	(311)	(545)	(382)	(1,161)	(1,185)
Re-measurement of contingent consideration	-	-	(256)	5,657	(510)
Pension expenses	(289)	-	(136)	(289)	(136)
Gain/loss on disposal of fixed assets	(59)	(6)	-	(74)	-
Amortization and depreciation	(483)	(467)	(904)	(2,953)	(3,458)
Acquisition costs	-	10	(143)	(240)	(720)
Transition and integration costs	404	(362)	(94)	(1,056)	(1,435)
Restructuring	(47)	-	-	(325)	-

Total reconciling items included in GAAP operating
expenses	(1,440)	(7,219)	(1,915)	(52,310)	(7,444)

Non-GAAP operating expenses	$ 9,724	$ 10,692	$ 11,782	$ 45,098	$ 45,720

Reconciliation of GAAP net loss to adjusted
EBITDA loss
Net income (loss) attributable to Identive Group, Inc.	$ 177	$ (7,913)	$ (2,648)	$ (50,336)	$ (9,753)
Reconciling items included in GAAP net income
(loss):
Provision (benefit) for income taxes	(1,409)	15	224	(6,824)	(1,326)
Net loss attributable to noncontrolling interest	292	(678)	(132)	(3,232)	(468)
Interest expense (income), net	579	379	244	1,602	1,049
Foreign currency losses (gains), net	(396)	29	-	(288)	398
Other expense (income), net	(29)	(23)	(7)	106	(262)
Impairment of goodwill	655	4,979	-	27,084	-
Impairment of long-lived assets	-	870	-	24,785	-
Stock-based compensation	322	563	396	1,208	1,227
Re-measurement of contingent consideration	-	-	256	(5,657)	510
Pension expenses	289	-	136	289	136
Amortization and depreciation	988	1,035	1,568	5,563	5,581
Acquisition costs	-	(10)	143	240	720
Transition and integration costs	(403)	499	32	1,295	1,481
Gain/loss on disposal of fixed assets	59	6	-	74	-
Restructuring	47	-	-	325	-

Total reconciling items included in GAAP net income
(loss)	(994)	7,664	2,860	46,570	9,046

Adjusted EBITDA gain (loss)	$ 1,171	$ (249)	$ 212	$ (3,766)	$ (707)

(E)	Non-GAAP figures in the table above differ from GAAP results as they exclude some or all of the following: stock-based compensation expense, transition and integration costs, amortization and depreciation, impairment charges, acquisition costs, restructuring, re-measurement of contingent consideration, re-measurement of liability to a related party, pension expense and gain/loss on disposal of fixed assets. Adjusted EBITDA additionally excludes provision/benefit for income taxes, net loss attributable to noncontrolling interest, net interest expense/income, net foreign currency losses/gains, and other net expense/income. Prior year comparisons have been updated to remove overhead allocations which are no longer relevant.

-- Continued on next page --

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands) (unaudited)

-- Continued --

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Reconciliation of GAAP net loss to GAAP net
income (loss) before impairment, re-
measurement of continent consideration and
amortization
Net income (loss) attributable to Identive Group, Inc.	$ 177	$ (7,913)	$ (2,648)	$ (50,336)	$ (9,753)
Net income (loss) per share	$ 0.00	$ (0.13)	$ (0.05)	$ (0.84)	$ (0.18)
Reconciling items included in GAAP net income
(loss):
Impairment of goodwill	655	4,979	-	27,084	-
Impairment of long-lived assets	-	870		24,785
Impairment related tax benefit	(636)	-	-	(6,140)	-

Total impairment included in GAAP net income
(loss)	19	5,849	-	45,729	-
Net income (loss) attributable to Identive Group,
Inc., before impairment	$ 196	$ (2,064)	$ (2,648)	$ (4,607)	$ (9,753)

Net income (loss) per share before impairment	$ 0.00	$ (0.03)	$ (0.05)	$ (0.08)	$ (0.18)

Additional reconciling item:
Re-measurement of contingent consideration	-	-	256	(5,657)	510
Net income (loss) attributable to Identive Group,
Inc., before impairment and re-measurement of
contingent consideration	$ 196	$ (2,064)	$ (2,392)	$ (10,264)	$ (9,243)

Net income (loss) per share before impairment
and re-measurement of contingent consideration	$ 0.00	$ (0.03)	$ (0.04)	$ (0.17)	$ (0.17)

Additional reconciling item:
Amortization	433	424	1,165	3,277	4,097
Net income (loss) attributable to Identive Group,
Inc., before impairment, re-measurement of
contingent consideration and amortization	$ 629	$ (1,640)	$ (1,227)	$ (6,987)	$ (5,146)

Net income (loss) per share before impairment,
re-measurement of contingent consideration and
amortization	$ 0.01	$ (0.03)	$ (0.02)	$ (0.12)	$ (0.10)

Weighted average shares used to compute basic
and diluted income (loss) per share	60,165	60,033	57,574	59,623	53,748